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As filed with the Securities and Exchange Commission on June 30, 2016

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQT Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1661577 (I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Robert J. McNally
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Joshua Davidson
Mollie Duckworth
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002-4995
(713) 229-1234

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee(1)

Common Units Representing Limited Partner Interests

Debt Securities

(1)
An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

EQT Midstream Partners, LP
COMMON UNITS
DEBT SECURITIES

        The following securities may be offered under this prospectus:

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  Common units representing limited partner interests in EQT Midstream Partners, LP; and

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  Debt securities of EQT Midstream Partners, LP.

        This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We will sell these securities through underwriters on a firm commitment basis. The names of any underwriters and the specific terms of a plan of distribution will be stated in the prospectus supplement.

        Our common units are traded on the New York Stock Exchange under the symbol "EQM."

        Investing in our securities involves risks. You should carefully consider the risk factors described under "Risk Factors" on page 3 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2016

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the SEC) using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, any combination of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading "Where You Can Find More Information."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein as described below in the section entitled "Where You Can Find More Information."

        Unless the context otherwise requires, all references in this prospectus to:

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  "we," "our," "us" or like terms refer to EQT Midstream Partners, LP in its individual capacity or to EQM Midstream Partners, LP and its subsidiaries collectively, as the context requires;

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  "common units" refer to units representing limited partner interests in us, and references to our "unitholders" refer to the persons holding such limited partner interests;

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  "our general partner" refers to EQT Midstream Services, LLC, a wholly owned subsidiary of EQT GP Holdings, LP (NYSE: EQGP), which we refer to herein as "EQGP"; and

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  "EQT" refers to EQT Corporation in its individual capacity or to EQT Corporation and its consolidated subsidiaries other than us, our general partner and our subsidiaries, as the context requires.

 EQT MIDSTREAM PARTNERS, LP

        EQT Midstream Partners, LP (NYSE: EQM) is a growth-oriented limited partnership formed by EQT Corporation (NYSE: EQT) to own, operate, acquire and develop midstream assets in the Appalachian Basin. We provide midstream services to EQT and multiple third parties across 22 counties in Pennsylvania and West Virginia through our two primary assets: the transmission and storage system, which serves as a header system transmission pipeline, and the gathering system, which delivers natural gas from wells and other receipt points to transmission pipelines. We provide substantially all of our natural gas transmission, storage and gathering services under contracts with long-term, firm reservation and/or usage fees. Our operations are primarily focused in southwestern Pennsylvania and northern West Virginia, a strategic location in the core of the natural gas shale plays known as the Marcellus and Utica Shales. This same region is also the core operating area of EQT, our largest customer.

        Our general partner, EQT Midstream Services, LLC, is a Delaware limited liability company and has ultimate responsibility for conducting our business and managing our operations.

        Our executive offices are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, and our telephone number is (412) 553-5700.

        For more information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information."

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading "Where You Can Find More Information," as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

 FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecast future events. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "could," "would," "will," "may," "forecast," "approximate," "expect," "project," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. The forward-looking statements included in this prospectus involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and are beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, those set forth in the "Risk Factors" section of this prospectus and in the documents that we have incorporated by reference herein.

        Additionally, factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

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  changes in general economic conditions;

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  competitive conditions in our industry;

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  actions taken by third-party operators, processors, transporters and gatherers;

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  changes in expected production from EQT and third parties in our areas of operation;

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  changes in expected demand for natural gas storage, transmission and gathering services;

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  our ability to successfully implement our business plan;

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  our ability to complete organic growth projects on time and on budget;

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  our ability to complete acquisitions from EQT or from third parties;

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  the price and availability of debt and equity financing;

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  the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels;

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  competition from alternative energy sources;

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  energy efficiency and technology trends;

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  operating hazards and other risks incidental to transporting, storing and gathering natural gas;

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  natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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  interest rates;

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  labor relations;

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  large customer defaults;

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  changes in tax status;

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  the effects of existing and future laws and governmental regulation;

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  the effects of future litigation; and

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  certain factors discussed elsewhere in this prospectus and the documents incorporated by reference herein.

        Any forward-looking statement speaks only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

        In reviewing any agreements incorporated by reference in or filed with the registration statement of which this prospectus forms a part, please remember that such agreements are included to provide information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to such agreements should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs of us or our affiliates as of the date they were made or at any other time.

 USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things:

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  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

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  funding working capital, capital expenditures or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratios of earnings to fixed charges for us for each of the periods indicated. Our consolidated financial statements have been retrospectively recast for all periods presented to include the historical results of: (i) the Northern West Virginia Marcellus gathering system, which was acquired by us on March 17, 2015; (ii) the Jupiter gathering system, which was acquired by us on May 7, 2014; and (iii) Sunrise Pipeline, LLC, which merged into us on July 22, 2013, because these transactions were between entities under common control. The ratios in the table below were calculated based on this recast financial information.

	Fiscal Year Ended December 31,
						Three Months Ended March 31, 2016
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	16.9x	30.5x	97.4x	9.9x	8.7x	11.5x

        Earnings included in the calculation of this ratio consist of (i) income before income taxes, minus (ii) equity income of unconsolidated entities, plus (iii) fixed charges and minus (iv) capitalized interest (including allowance for borrowed funds used during construction). Fixed charges included in the calculation of this ratio consist of (i) interest expense, plus (ii) capitalized interest (including allowance for borrowed funds used during construction) and plus (iii) the estimated interest portion of rental expense.

 DESCRIPTION OF THE DEBT SECURITIES

        We may issue senior debt securities, in one or more separate series of debt securities. We will issue senior debt securities under an indenture, dated as of August 1, 2014, among us, our former subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture that we will enter into with the trustee to establish the form and terms of that series of senior debt securities. We refer to this indenture as the senior indenture. We may also issue subordinated debt securities under an indenture to be entered into between us and a trustee, as supplemented by a supplemental indenture that we will enter into with the trustee to establish the form and terms of that series of subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        We have summarized material provisions of the indentures and the debt securities. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

        Unless the context otherwise requires, references in this "Description of the Debt Securities" to "we," "us" and "our" mean EQT Midstream Partners, LP, and references in this prospectus to an "indenture" refer to the particular indenture under which we issue a series of debt securities.

Provisions Applicable to Each Indenture

        General.    Any series of debt securities will be our general obligations. The indentures do not limit the amount of debt securities that may be issued under any indenture and do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        No indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner, accompanied by an officers' certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

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  whether the debt securities will be senior or subordinated debt securities;

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  the form and title of the debt securities of that series;

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  the total principal amount of the debt securities of that series;

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  whether the debt securities of that series will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

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  any interest rate which the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  any right to extend or defer the interest payment periods and the duration of the extension;

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  whether and under what circumstances any additional amounts with respect to the debt securities of that series will be payable;

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  the place or places where payments on the debt securities of that series will be payable;

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  any provisions for the optional redemption or early repayment of that series of debt securities;

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  any provisions that would require the redemption, purchase or repayment of that series of debt securities;

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  the denominations in which that series of debt securities will be issued;

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  the portion of the principal amount of that series of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  any additional means of defeasance of that series of debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of that series of debt securities;

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  any terms for the conversion or exchange of that series of debt securities for our other securities or securities of any other entity;

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  any changes to the subordination provisions for the subordinated debt securities; and

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  any other terms of the debt securities of that series.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

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  failure to pay interest on or other charges relating to that series of debt securities when due that continues for 30 days;

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  default in the payment of principal or premium, if any, on any debt securities of that series when due, whether at its stated maturity, upon redemption, by declaration upon required repurchase or otherwise;

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  default in the deposit of any sinking fund payment with respect to any debt securities of that series when due that continues for 30 days;

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  failure by us to comply for 90 days with the other agreements contained in the indentures, any supplement to the indentures or any board resolution authorizing the issuance of that series after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

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  certain events of bankruptcy, insolvency or reorganization of us; and

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  any other event of default provided for in that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under each indenture may pursue any remedy under that indenture only if:

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  the holder gives the trustee written notice of a continuing event of default for that series;

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  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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  the holders offer to the trustee indemnity satisfactory to the trustee;

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  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

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  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; and

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  exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

        We are required to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

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  reduce the amount of debt securities whose holders must consent to an amendment, a supplement or a waiver;

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  reduce the rate of or change the time for payment of interest on the debt security;

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  reduce the principal of, any premium on or any sinking fund payment with respect to the debt security or change its stated maturity;

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  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

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  change any obligation to pay additional amounts on the debt security;

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  make payments on the debt security payable in currency other than as originally stated in the debt security;

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  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

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  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

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  modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

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  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture:

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  to cure any ambiguity, omission, defect or inconsistency;

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  to provide for the assumption of our obligations under the indentures by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

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  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

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  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indentures;

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  to add events of default with respect to any debt securities;

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  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

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  to establish the form or terms of debt securities of any series as permitted under the indenture;

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  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture, provided that such action shall not adversely affect the interest of the holders of such series of debt securities or any other series of debt securities in any material respect; and

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  to evidence and provide for the acceptance of the appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

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  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

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  we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service (the IRS) or a change in law to that effect.

        No Personal Liability of General Partner.    Unless otherwise stated in a prospectus supplement and supplemental indenture relating to a series of debt securities being offered, EQT Midstream Services, LLC, our general partner, and its directors, officers, employees and members, in such capacity, will not be liable for our obligations under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of EQT Midstream Services, LLC and its directors, officers, employees and members. This waiver and release are part of the consideration for our issuance of the debt securities. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    We may appoint a separate trustee for any series of debt securities. We use the term "trustee" to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, we will not be required to register the transfer or exchange of:

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  any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

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  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agents.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to the Subordinated Indenture

        Debt securities of a series may be subordinated to our "Senior Indebtedness," which is defined generally to include any obligation created or assumed by us for the repayment of borrowed money and any purchase money obligation created or assumed by us, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities, or to other obligations which are pari passu with or subordinated to the debt securities. Subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as "Senior Indebtedness" with respect to the series.

        The holders of our Senior Indebtedness will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets to creditors:

  •
  upon a liquidation or dissolution of us; or

  •
  in a bankruptcy, receivership or similar proceeding relating to us.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

  •
  make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

  •
  make any deposit for the purpose of defeasance of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in any case:

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  we and the trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $100.0 million; and

  •
  any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the trustee and us of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the person or persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 365 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 365 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

DESCRIPTION OF THE COMMON UNITS

        The common units represent limited partner interests in us that entitle the holders to participate in our cash distributions and to exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "Description of Our Partnership Agreement." For a description of the relative rights and preferences of holders of common units in and to partnership distributions, see "Cash Distribution Policy" in this prospectus. For a general discussion of the expected federal income tax consequences of owning and disposing of common units, see "Material Income Tax Considerations." References in this "Description of the Common Units" to "we," "us" and "our" mean EQT Midstream Partners, LP.

        Our outstanding common units are traded on the New York Stock Exchange under the symbol "EQM."

Transfer Agent and Registrar

  Duties

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our common units. We will pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a common unitholder; and

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  other similar fees or charges.

        There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

        The transfer agent may resign by notice to us or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer or admission is reflected in our register and such limited partner becomes the record holder of the common units so transferred. Each transferee, whether or not such transferee executes our partnership agreement:

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  will become bound and will be deemed to have agreed to be bound by the terms and conditions of our partnership agreement;

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  represents that the transferee has the capacity, power and authority to enter into our partnership agreement; and

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  makes the consents, acknowledgements and waivers contained in our partnership agreement.

        We are entitled to treat the nominee holder of a common unit as the absolute owner in the event such nominee is the record holder of such common unit. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. Until a common unit has been transferred on our register, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. Our partnership agreement and the amendments thereto are included as exhibits to the registration statement of which this prospectus constitutes a part. We summarize certain other provisions of the partnership agreement elsewhere in this prospectus, including in "Description of the Common Units," "Cash Distribution Policy" and "Material Income Tax Considerations."

Organization and Duration

        Our partnership was organized in January 2012 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

        Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of transporting, storing and gathering natural gas, our general partner has no current plans to do so and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Capital Contributions

        Our unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        For a discussion of our general partner's right to contribute capital to maintain its general partner interest in us if we issue additional units, please read "—Issuance of Additional Securities."

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, as amended (the Delaware Act), and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

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  to approve some amendments to our partnership agreement; or

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  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Our subsidiaries conduct business in several states, and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which our operating subsidiaries conduct business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners or members for the obligations of a limited partnership or limited liability company have not been clearly established in many jurisdictions. If, by virtue of our limited partner interest in our operating subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

        The following is a summary of the unitholder vote required for the matters specified below. Our general partner units are not deemed to be outstanding units for purposes of voting rights, and such units represent a non-voting general partner interest in us. Matters requiring the approval of a "unit majority" require the approval of a majority of our outstanding common units. The holders of a majority of our outstanding units, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing.

Issuance of additional units	No unitholder approval right.
Amendment of our partnership agreement

Certain amendments may be made by our general partner without the approval of our unitholders. Other amendments generally require the approval of a unit majority. Please read "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Dissolution."
Continuation of our business upon dissolution	Unit majority. Please read "—Dissolution."
Withdrawal of our general partner

Under most circumstances, the approval of unitholders holding at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2022 in a manner that would cause a dissolution of our partnership. Please read "—Withdrawal or Removal of the General Partner."

Removal of our general partner	Not less than 66 2/3% of our outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read "—Withdrawal or Removal of the General Partner."
Transfer of the general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of our outstanding common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2022. Please read "—Transfer of General Partner Interest."

Transfer of incentive distribution rights

Our general partner may transfer any or all of the incentive distribution rights without a vote of our unitholders to an affiliate or another person. Please read "—Transfer of Incentive Distribution Rights."

Reset of incentive distribution levels	No unitholder approval right.
Transfer of ownership interests in our general partner	No unitholder approval right. Please read "—Transfer of Ownership Interests in the General Partner."

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and on the terms and conditions determined by our general partner without the approval of our unitholders.

        It is possible that we will fund acquisitions through the issuance of additional units or other equity securities. Holders of any additional units we issue will be entitled to share equally with the then-existing holders of units in our distributions of available cash. In addition, the issuance of additional limited partner interests may dilute the value of the interests of the then-existing holders of units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to the common units.

        Upon issuance of additional limited partner interests (other than the issuance of common units in connection with a reset of the incentive distribution target levels or the issuance of common units upon conversion of outstanding partnership interests), our general partner will be entitled, but not required, to elect to maintain its general partner interest in us immediately prior to such issuance, which election will be immediately effective. In the event of such an election, our general partner will be required, upon our demand, but in any case no later than the record date for the distribution of available cash with respect to the quarter in which such election is made, to contribute a proportionate amount of capital to us to the extent necessary to maintain its general partner interest in us immediately prior to such issuance. Our general partner's interest in us will be reduced if we issue additional units in the future and our general partner does not elect to maintain its then general partner interest in us. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of our general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The other holders of our common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendment of the Partnership Agreement

  General

        Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

  Prohibited Amendments

        No amendment may be made that would:

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  enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

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  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

        The provisions of our partnership agreement preventing the amendments having the effects described in either of the clauses above can be amended upon the approval of the holders of at least 90% of our outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

  No Unitholder Approval

        Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

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  a change in our name, the location of our principal office, our registered agent or our registered office;

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  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue to qualify us as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

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  any amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from, in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

  •
  any amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership interests;

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  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

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  any amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

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  any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by our partnership agreement;

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  a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

  •
  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

  •
  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, our general partner may make any amendment to our partnership agreement without the approval of any limited partner if our general partner determines that the amendment:

  •
  does not adversely affect in any material respect the limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

  •
  is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  is necessary or appropriate to facilitate the trading of common units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our common units are or will be listed or admitted to trading;

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  is necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  •
  is required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or is otherwise contemplated by our partnership agreement.

  Opinion of Counsel and Unitholder Approval

        For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of our outstanding units voting as a single class unless we first obtain such an opinion.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove our general partner must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 90% of our outstanding units. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute at least a majority of our outstanding units.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

        In addition, our partnership agreement generally prohibits our general partner without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction, and the partnership interests to be issued by us in such merger do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.

        If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the general partner determines that the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

        We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

  •
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  •
  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

  •
  the entry of a decree of judicial dissolution of our partnership; or

  •
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner, other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal followed by approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will act with all of the powers of our general partner that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation as described in "Cash Distribution Policy—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2022 without obtaining the approval of the holders of at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2022, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of our unitholders. Please read "—Transfer of General Partner Interest" and "—Transfer of Incentive Distribution Rights."

        Upon voluntary withdrawal of our general partner by giving written notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read "—Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units. The ownership of more than 33 1/3% of our outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal. As of the date of this prospectus, EQGP owned an approximate 26.6% limited partner interest in us.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests as of the effective date of its removal.

        In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest and its incentive distribution rights will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Except for the transfer by our general partner of all, but not less than all, of its general partner interest to:

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  an affiliate of our general partner (other than an individual); or

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  another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity;

our general partner may not transfer all or any of its general partner interest to another person prior to June 30, 2022 without the approval of the holders of at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        On or after June 30, 2022, our general partner and its affiliates may at any time transfer all or any of its general partner interest to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

        At any time, EQT and its affiliates may sell or transfer all or part of their membership interest in our general partner, or their membership interest in EQGP, as the sole member of our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        At any time, our general partner may sell or transfer its incentive distribution rights to an affiliate or third party without the approval of our unitholders.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of our units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests as of the effective date of its removal.

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

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  the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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  the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Income Tax Considerations—Disposition of Common Units."

Redemption of Ineligible Holders

        In order to avoid any material adverse effect on the maximum applicable rates that can be charged to customers by our subsidiaries on assets that are subject to rate regulation by the Federal Energy Regulatory Commission (FERC) or an analogous regulatory body, our general partner, acting on our behalf, may at any time require any or all unitholders to certify that such unitholder or its respective transferee is an entity:

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  whose, or whose owners', U.S. federal income tax status (or lack of proof of U.S. federal income tax status) does not have or is not reasonably likely to have, as determined by our general partner, a material adverse effect on the rates that can be charged to customers with respect to assets that are subject to regulation by the FERC; or

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  as to whom our general partner cannot make the determination above, if our general partner determines that it is in our best interest to permit such individual or entity to own interests in us.

        Furthermore, in order to avoid a substantial risk of cancellation or forfeiture of any property in which we have an interest as the result of any federal, state or local law or regulation concerning the nationality, citizenship or other related status of any unitholder, our general partner may at any time request unitholders to certify as to, or provide other information with respect to, their nationality, citizenship or other related status.

        The certifications as to taxpayer status and nationality, citizenship or other related status can be changed in any manner our general partner determines is necessary or appropriate to implement its original purpose.

        If a unitholder fails to furnish the certification or other requested information within 30 days or if our general partner determines, with the advice of counsel, upon review of such certification or other information that a unitholder does not meet the status set forth in the certification, we will have the right to redeem all of the units held by such unitholder at the market price as of the date three days before the date the notice of redemption is mailed.

        The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 5.0% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date. Further, the units will not be entitled to any allocations of income or loss, distributions or voting rights while held by such unitholder.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates, a transferee of such direct transferee who is notified by our general partner that it will not lose its voting rights or any person or group with the prior approval of the board of directors of our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our register. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of our general partner or any departing general partner;

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  any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of our subsidiaries, us or any entity set forth in the preceding three bullet points;

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  any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates; and

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  any other person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. Our general partner has purchased insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

        We will mail or make available to record holders of common units, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

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  a current list of the name and last known address of each record holder;

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  copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and

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  certain information regarding the status of our business and financial condition.

        Our general partner may, and intends to, keep confidential from the limited partners, trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. Our partnership agreement limits the right to information that a limited partner would otherwise have under Delaware law.

Registration Rights

        Under our partnership agreement, we have agreed to register for resale under the Securities Act of 1933, as amended (the Securities Act), and applicable state securities laws any common units or other partnership interests proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of EQT Midstream Services, LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

 CASH DISTRIBUTION POLICY

        References in this "Cash Distribution Policy" to "we," "us" and "our" mean EQT Midstream Partners, LP.

Distributions of Available Cash

  General

        Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

  Definition of Available Cash

        Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

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  less, the amount of cash reserves established by our general partner to:

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  provide for the proper conduct of our business (including reserves for our future capital expenditures, anticipated future debt service requirements and refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to FERC rate proceedings or rate proceedings under applicable law subsequent to that quarter);

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  comply with applicable law, any of our debt instruments or other agreements; or

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  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the minimum quarterly distribution on all common units);

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  plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

        The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners, and with the intent of the borrower to repay such borrowings within 12 months with funds other than from additional working capital borrowings.

  Minimum Quarterly Distribution

        The minimum quarterly distribution, as defined in our partnership agreement, is $0.3500 per unit, or $1.40 on an annualized basis. Our most recent quarterly distribution was $0.745 per unit, or $2.98 per unit on an annualized basis. There is no guarantee that we will maintain our current level of distributions or pay the minimum quarterly distribution on our units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

  General Partner Interest and Incentive Distribution Rights

        Our general partner is entitled to a percentage of all quarterly distributions that we make equal to its then current general partner interest in us. As of the date of this prospectus, our general partner owns an approximate 1.8% general partner interest in us, which is represented by 1,443,015 general partner units. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its then current general partner interest. Our general partner's interest in these distributions will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest immediately prior to such issuance.

        Our general partner also holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 48.0%, of the cash we distribute from operating surplus (as defined below) in excess of $0.4025 per unit per quarter. The maximum distribution of 48.0% does not include any distributions that our general partner or its affiliates may receive on common or general partner units that they own.

Operating Surplus and Capital Surplus

  General

        All cash distributed to unitholders will be characterized as either being paid from "operating surplus" or "capital surplus." We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

  Operating Surplus

        Operating surplus is defined in our partnership agreement as:

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  $30 million (as described below); plus

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  all of our cash receipts, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of a commodity hedge or interest rate hedge prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

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  working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

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  cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in our initial public offering, to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

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  cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in our initial public offering, to finance the expansion capital expenditures referred to in the prior bullet point; less

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  all of our operating expenditures (as defined below) after the closing of our initial public offering; less

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  the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

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  all working capital borrowings not repaid within 12 months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings; less

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  any cash loss realized on disposition of an investment capital expenditure.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $30 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

        The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the 12-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

        We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) sales of equity securities and (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements.

        We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our general partner and its affiliates, director and employee compensation, debt service payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its settlement or termination date specified therein will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract and amounts paid in connection with the initial purchase of a rate hedge contract or a commodity hedge contract will be amortized at the life of such rate hedge contract or commodity hedge contract), maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures will not include:

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  repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

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  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

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  expansion capital expenditures;

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  investment capital expenditures;

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  payment of transaction expenses (including taxes) relating to interim capital transactions;

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  distributions to our partners; or

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  repurchases of partnership interests (excluding repurchases we make to satisfy obligations under employee benefit plans).

  Capital Surplus

        Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

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  borrowings other than working capital borrowings;

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  sales of our equity and debt securities; and

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  sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets.

  Characterization of Cash Distributions

        Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus from the closing of the initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

        Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating income or operating capacity over the long term. Examples of expansion capital expenditures include the acquisition of equipment and the construction, development or acquisition of additional transmission, storage or gathering capacity to the extent such capital expenditures are expected to expand our operating capacity or our operating income. Expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of.

        Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or operating income. Examples of maintenance capital expenditures are expenditures to repair, refurbish and replace pipelines, to connect new wells to maintain throughput, to maintain equipment reliability, integrity and safety and to address environmental laws and regulations.

        Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but that are not expected to expand our operating capacity or operating income over the long term.

        Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes will be allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditures by our general partner.

Adjusted Operating Surplus

        Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

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  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under the caption "—Operating Surplus and Capital Surplus—Operating Surplus" above); less

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  any net increase in working capital borrowings with respect to that period; less

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  the amount of any payments by EQT pursuant to our omnibus agreement with EQT for certain unrecoverable pipeline safety tracker costs; less

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  any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

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  any net decrease in working capital borrowings with respect to that period; plus

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  any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

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  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus

        Our common units have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.3500 per common unit (the minimum quarterly distribution) and are not entitled to any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters. We will make distributions of available cash from operating surplus for any quarter in the following manner:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

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  thereafter, in the manner described in "—General Partner Interest and Incentive Distribution Rights" below.

General Partner Interest and Incentive Distribution Rights

        Our general partner is entitled to a percentage of all quarterly distributions equal to its then current general partner interest in us. As of the date of this prospectus, our general partner owns an approximate 1.8% general partner interest in us. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us in order to maintain its then current general partner interest if we issue additional units. Our general partner's general partner interest, and the percentage of our cash distributions to which it is entitled from such interest, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its general partner interest immediately prior to such issuance. Our partnership agreement does not require that our general partner fund its capital contribution with cash. It may instead fund its capital contribution by the contribution to us of common units or other property.

        Incentive distribution rights represent the right to receive an increasing percentage (13.0%, 23.0% and 48.0%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. The target distribution levels are based on the amounts of available cash from operating surplus distributed above the payments made under the minimum quarterly distribution, and the related distribution to our general partner with respect to its general partner interest in us. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in our partnership agreement.

        For any quarter that we have distributed available cash from operating surplus to our common unitholders in an amount equal to the minimum quarterly distribution, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until each unitholder receives a total of $0.4025 per unit for that quarter (the first target distribution);

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  second, to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives a total of $0.4375 per unit for that quarter (the second target distribution);

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  third, to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives a total of $0.5250 per unit for that quarter (the third target distribution); and

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  thereafter, to our general partner in a percentage equal to its percentage interest, 48.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata.

        The preceding assumes that our general partner does not transfer its incentive distribution rights.

General Partner's Right to Reset Incentive Distribution Levels

        Our general partner, as the current holder of our incentive distribution rights, has the right under our partnership agreement, subject to certain conditions, to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, subject to certain restrictions, without approval of our unitholders or the conflicts committee of our general partner's board of directors, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the four consecutive fiscal quarters immediately preceding such time and the amount of each such distribution did not exceed adjusted operating surplus for such quarter, respectively. If our general partner and its affiliates are not the holders of a majority of the incentive distribution rights at the time an election is made to reset the minimum quarterly distribution amount and the target distribution levels, then the proposed reset will be subject to the prior written concurrence of the general partner that the conditions described above have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target distributions prior to the reset, our general partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters immediately preceding the reset event as compared to the average cash distributions per common unit during that two-quarter period. In addition, our general partner will be issued the number of general partner units necessary to maintain our general partner's interest in us immediately prior to the reset election.

        The number of common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (i) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (ii) the average of the aggregate amount of cash distributed per common unit during each of these two quarters.

        Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for the quarter;

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  second, to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

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  third, to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

  •
  thereafter, to our general partner in a percentage equal to its percentage interest, 48.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata.

        The preceding assumes that our general partner does not transfer its incentive distribution rights.

        Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the immediately preceding four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions from Capital Surplus

  How Distributions from Capital Surplus Will Be Made

        We will make distributions of available cash from capital surplus, if any, in the following manner:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until the minimum quarterly distribution is reduced to zero, as described below under "—Effect of a Distribution from Capital Surplus"; and

  •
  thereafter, as if such distributions were from operating surplus.

  Effect of a Distribution from Capital Surplus

        Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price, which is a return of capital. The initial unit price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price.

        Once we distribute capital surplus on a unit in an amount equal to the initial unit price:

  •
  the minimum quarterly distribution and the target distribution levels will be reduced to zero for subsequent quarters;

  •
  all distributions of available cash will be treated as operating surplus; and

  •
  distributions of available cash will be made to our general partner in a percentage equal to its percentage interest, 48.0% will be made to our general partner as the holder of the incentive distribution rights, and the remainder will be made to all unitholders, pro rata.

        Distributions of capital surplus will reduce the minimum quarterly distribution; however, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units (but not if we issue additional common units for cash or property), we will proportionately adjust:

  •
  the minimum quarterly distribution;

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  the target distribution levels;

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  the unrecovered initial unit price; and

  •
  the number of general partner units comprising the general partner interest.

        For example, in the event of a two-for-one split of our common units, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50.0% of their initial levels.

        In addition, if legislation is enacted or if existing law is modified or interpreted by the relevant governmental authority so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, which is equal to (i) the available cash for that quarter divided by (ii) the sum of available cash for that quarter plus our general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference may be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

  General

        If we were to dissolve, we would sell our assets or otherwise dispose of our assets in a process called liquidation. We would first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in our partnership agreement and by law, and thereafter, distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

  Manner of Adjustment

        If we were to liquidate, we would allocate any gain to our general partner and each unitholder as follows:

  •
  first, to our general partner to the extent of any negative balance in its capital account;

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  second, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until the capital account for each unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  third, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, for each quarter of our existence;

  •
  fourth, to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, for each quarter of our existence;

  •
  fifth, to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, for each quarter of our existence; and

  •
  thereafter, to our general partner in a percentage equal to its percentage interest, 48.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata.

        The preceding assumes that our general partner does not transfer its incentive distribution rights.

        If we were to liquidate, we would allocate any losses, after making allocations of loss to our general partner and the unitholders in a manner intended to offset in reverse order the allocations of gains set forth above, to our general partner and each unitholder as follows:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until the capital accounts of the common unitholders have been reduced to zero; and

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  thereafter, 100.0% to our general partner.

  Adjustments to Capital Accounts

        Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the partners' capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders' capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

MATERIAL INCOME TAX CONSIDERATIONS

        This section is a summary of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the Code), existing and proposed Treasury regulations promulgated under the Code (the Treasury Regulations) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us," "our" or "we" are references to EQT Midstream Partners, LP and our operating subsidiaries.

        The following discussion does not comment on all federal income tax matters affecting us or our unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, trusts, partnerships and entities treated like partnerships for federal income tax purposes, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, real estate investment trusts (REITs), employee benefit plans or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Code. In addition, the discussion only comments to a limited extent on state, and does not comment on local or foreign, tax consequences. Accordingly, we encourage each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Baker Botts L.L.P. and are based on the accuracy of the representations made by us.

        We are relying on the opinions of Baker Botts L.L.P. Unlike an IRS ruling, an opinion of counsel represents only counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Baker Botts L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and (iii) whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Units").

Partnership Status

        Subject to the discussion below under "—Tax Consequences of Unit Ownership—Entity-Level Collections, Audits and Adjustments," a partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Pursuant to Code Section 731, distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90.0% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, storage, processing and marketing of crude oil, natural gas and other products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5.0% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Baker Botts L.L.P. is of the opinion that at least 90.0% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

        It is the opinion of Baker Botts L.L.P. that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations described below that:

  •
  We will be classified as a partnership for federal income tax purposes; and

  •
  Each of our operating subsidiaries, other than EQT Midstream Finance Corporation, will be disregarded as an entity separate from us or will be treated as a partnership for federal income tax purposes.

        In rendering its opinion, Baker Botts L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Baker Botts L.L.P. has relied include, without limitation:

  •
  Neither we nor any of the operating subsidiaries, other than EQT Midstream Finance Corporation, is organized as, has elected to be treated as or will elect to be treated as a corporation; and

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  For every taxable year, more than 90.0% of our gross income has been and will be income of the type that Baker Botts L.L.P. has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Code.

        We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

        We are a publicly traded partnership. The present federal income tax treatment of publicly traded partnerships, or an investment in the common units of publicly traded partnership may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, such as proposals eliminating the qualifying income exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.

        Additionally, on May 6, 2015, the IRS and the U.S. Department of the Treasury published proposed regulations that provide industry-specific guidance regarding whether income earned from certain activities will constitute qualifying income. We are unable to predict whether any of these changes or any other proposals will ultimately be enacted, or whether proposed regulations, once issued in final form, will materially change interpretations of the current law, but it is possible that a change in law could affect us and may, if enacted, be applied retroactively. Any such changes could affect our ability to meet the Qualifying Income Exception and could negatively impact the value of an investment in our common units.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were taxed as a corporation for federal income tax purposes in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, pursuant to Code Section 301, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero.

        Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The discussion below is based on Baker Botts L.L.P.'s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

        Unitholders who are admitted as limited partners of EQT Midstream Partners, LP will be treated as partners of EQT Midstream Partners, LP for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of EQT Midstream Partners, LP for federal income tax purposes.

        A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans."

        Income, gains, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to the tax consequences of holding common units in EQT Midstream Partners, LP. The references to "unitholders" in the discussion that follows are to persons who are treated as partners in EQT Midstream Partners, LP for federal income tax purposes.

Tax Consequences of Unit Ownership

  Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections, Audits and Adjustments" we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. The income we allocate to common unitholders will generally be taxable as ordinary income. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

  Treatment of Distributions

        Pursuant to Code Section 731, distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of our common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder's "at-risk" amount to be less than zero at the end of any taxable year, Code Section 465 requires the recapture of any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities under Code Section 752, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture, depletion recapture and/or substantially appreciated "inventory items," each as defined in the Code, and collectively, "Section 751 Assets." To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

  Basis of Common Units

        A unitholder's initial tax basis for his common units will be determined under Code Sections 722, 742 and 752 and will generally equal the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased under Code Section 705 by his share of our income and by any increases in his share of our nonrecourse liabilities and decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner's "net value," as defined in Treasury Regulations under Code Section 752, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

  Limitations on Deductibility of Losses

        Under Code Sections 704 and 465, the deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50.0% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be "at-risk" with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder's tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

        In general, a unitholder will be at-risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder's at-risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations of Code Section 469 generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally defined as trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        A unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

  Limitations on Interest Deductions

        Code Section 163 generally limits the deductibility of a non-corporate taxpayer's "investment interest expense" to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated in Notice 88-75, 1988-2 C.B. 386, that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of our portfolio income will be treated as investment income.

  Entity-Level Collections, Audits and Adjustments

        If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

        Pursuant to the Bipartisan Budget Act of 2015, if the IRS makes audit adjustments to our income tax returns for tax years beginning after 2017, it (and some states) may collect any resulting taxes (including any applicable penalties and interest) directly from us. We will generally have the ability to shift any such tax liability to our general partner and our unitholders in accordance with their interests in us during the year under audit, but there can be no assurance that we will be able to do so (or will choose to do so) under all circumstances, or that we will be able to (or choose to) effect corresponding shifts in state income or similar tax liability resulting from the IRS adjustment in states in which we do business in the year under audit or in the adjustment year. If we make payments of taxes, penalties and interest resulting from audit adjustments, our cash available for distribution to our unitholders might be substantially reduced.

        Pursuant to this new legislation, we will designate a person (our general partner) to act as the partnership representative who shall have the sole authority to act on behalf of the partnership with respect to dealings with the IRS under these new audit procedures.

  Allocation of Income, Gain, Loss and Deduction

        In general, under Code Section 704, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and our unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of those distributions. If we have a net loss, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

        Code Section 704(c) and related Treasury Regulations require us to adjust the "book" basis of all assets held by us prior to an issuance of additional units to equal their fair market values at the time of unit issuance. Purchasers of newly issued units in an offering are entitled to calculate tax depreciation and amortization deductions and other relevant tax items with respect to our assets based upon that "book" basis, which effectively puts purchasers in that offering in the same position as if our assets had a tax basis equal to their fair market value at the time of unit issuance. This may have the effect of decreasing the amount of our tax depreciation or amortization deductions thereafter allocated to purchasers of units in an earlier offering or of requiring purchasers of units in an earlier offering to thereafter recognize "remedial income" rather than depreciation and amortization deductions. In this context, we use the term "book" as that term is used in Treasury Regulations under Code Section 704. The "book" basis assigned to our assets for this purpose may not be the same as the book value of our property for financial reporting purposes.

        It may not be administratively feasible to make the relevant adjustments to "book" basis and the relevant Section 704(c) allocations separately each time we issue units such as those that may occur pursuant to our equity distribution agreement referenced in our prospectus supplement dated August 27, 2015. If that is the case, we may use simplifying conventions to make those adjustments and allocations, which may include the aggregation of certain issuances of units. Our counsel, Baker Botts L.L.P., is unable to opine as to the validity of such conventions.

        In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required under the Section 704(c) principles described above, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

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  the partner's relative contributions to us;

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  the interests of all the partners in profits and losses;

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  the interests of all the partners in cash flows; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Baker Botts L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election," "—Disposition of Common Units—Allocations Between Transferors and Transferees," and "—Uniformity of Units," allocations under our partnership agreement will be given effect under Code Section 704 for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

  Treatment of Securities Loans

        A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

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  any cash distributions received by the unitholder as to those units would be fully taxable; and

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  all of these distributions would appear to be ordinary income.

        Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Baker Botts L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced in the preamble to certain temporary regulations, 53 FR 34488-01, 1988-2 C.B. 346, that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

  Alternative Minimum Tax

        Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. For non-corporate married taxpayers filing jointly in 2016, the minimum tax is 26.0% on the first $186,300 of alternative minimum taxable income in excess of the exemption amount and 28.0% on any additional alternative minimum taxable income, which threshold changes annually. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

        Tax Rates.    The highest marginal U.S. federal income tax rates applicable to ordinary income and long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals currently are 39.6% and 20.0%, respectively. These rates are subject to change by new legislation at any time.

        Code Section 1411 imposes a 3.8% Medicare tax on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

  Section 754 Election

        We will make the election permitted by Code Section 754. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read "—Disposition of Common Units—Constructive Termination." The election will generally permit us to adjust a common unit purchaser's tax basis in our assets, or inside basis, under Code Section 743(b) to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets, or common basis, and (ii) his Section 743(b) adjustment to that basis.

        The timing of deductions attributable to a Section 743(b) adjustment to our common basis will depend upon a number of factors, including the nature of the assets to which the adjustment is allocable, the extent to which the adjustment offsets any Section 704(c) type gain or loss with respect to an asset and certain elections we make as to the manner in which we apply Section 704(c) principles with respect to an asset with respect to which the adjustment is allocable. Please read "—Allocation of Income, Gain, Loss and Deduction." The timing of these deductions may affect the uniformity of our units. Please read "—Uniformity of Units."

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

  Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

  Tax Basis, Depreciation and Amortization

        The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. Under Code Section 704, the federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our general partner and all of our unitholders as of that time. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Part or all of the goodwill, going concern value and other intangible assets we have acquired or will acquire may not produce any amortization deductions because of the application of the anti-churning restrictions of Code Section 197. Please read "—Uniformity of Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules under Code Sections 1245 or 1250 and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs we incur in selling our units (called "syndication expenses") must be capitalized under Code Section 709 and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

  Valuation and Tax Basis of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

  Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 20.0%. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Code Section 751 to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income each year, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS ruled in Rev. Rul. 84-53, 1984-1 C.B. 159, that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Code Section 1223 allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Code Section 1259 can affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

  Allocations Between Transferors and Transferees

        In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions. The U.S. Department of the Treasury recently adopted final Treasury Regulations allowing a similar monthly simplifying convention for taxable years beginning on or after August 3, 2015. However, such final regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Baker Botts L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS takes the position that this method is not allowed under the final Treasury Regulations, or that it only applies to transfers of less than all of the unitholder's interest, our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who disposes of units prior to the record date set for a cash distribution for any quarter will be allocated items of our income, gain, loss and deductions attributable to the month of sale but will not be entitled to receive that cash distribution.

  Notification Requirements

        A unitholder who sells any of his units is generally required by regulations under Code Section 6050K to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required under Code Section 743 to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a sale may lead to the imposition of penalties under Code Section 6723. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

  Constructive Termination

        We will be considered under Code Section 708 to have terminated our tax partnership for federal income tax purposes upon the sale or exchange of our interests that, in the aggregate, constitute 50.0% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50.0% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders could receive two Schedules K-1 if the relief discussed below is not available) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. We would be required to make new tax elections after a termination, including a new election under Code Section 754, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS also provides in an Industry Director Communication, LMSB-04-0210-006, a relief procedure whereby if a publicly traded partnership that has technically terminated requests publicly traded partnership technical termination relief and the IRS grants such relief, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

        Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. Any non-uniformity could have an impact upon the value of our units. The timing of deductions attributable to Section 743(b) adjustments to the common basis of our assets with respect to persons purchasing units from another unitholder may affect the uniformity of our units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        For example, some types of depreciable assets are not subject to the typical rules governing depreciation (under Code Section 168) or amortization (under Code Section 197). If we were to acquire any assets of that type, the timing of a unit purchaser's deductions with respect to Section 743(b) adjustments to the common basis of those assets might differ depending upon when and to whom the unit he purchased was originally issued. We do not currently expect to acquire any assets of that type. However, if we were to acquire a material amount of assets of that type, we intend to adopt tax positions as to those assets that will not result in any such lack of uniformity. Any such tax positions taken by us might result in allocations to some unitholders of smaller depreciation deductions than they would otherwise be entitled to receive. Baker Botts L.L.P. has not rendered an opinion with respect to those types of tax positions. Moreover, the IRS might challenge those tax positions. If we took such a tax position and the IRS successfully challenged the position, the uniformity of our units might be affected, and the gain from the sale of our units might be increased without the benefit of additional deductions. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        In addition, as described above at "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction," if we aggregate multiple issuances of units for purposes of making adjustments to "book" basis and related tax allocations, we will treat each of our units as having the same capital account balance, regardless of the price actually paid by each purchaser of units in the aggregated offerings. Our counsel, Baker Botts L.L.P., is unable to opine as to validity of such an approach. We do not expect the number of affected units, or the differences between the purchase price of a unit and the initial capital account balance assigned to the unit, to be material, and we do not expect this convention to have a material effect upon the trading of our units.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax under Code Section 511 on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

        Non-resident aliens and foreign corporations, trusts or estates that own units will be considered under Code Section 875 to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax under Code Section 884 at a rate of 30.0%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Code Section 6038C.

        A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under Rev. Rul. 91-32, 1991-1 C.B. 107, interpreting the scope of "effectively connected income," a foreign unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder's gain would be effectively connected with that unitholder's indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5.0% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50.0% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50.0% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

  Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Baker Botts L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities under Code Section 6221 for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1.0% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1.0% interest in profits or by any group of unitholders having in the aggregate at least a 5.0% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS pursuant to Code Section 6222 identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Due to the recent enactment of the Bipartisan Budget Act of 2015, the audit procedures discussed above will change for partnership taxable years beginning after December 31, 2017. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections, Audits and Adjustments."

  Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30.0% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the U.S. (FDAP Income), or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the U.S. (Gross Proceeds) paid to a foreign financial institution or to a "non-financial foreign entity"

(as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30.0% on payments to noncompliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements.

        These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds from sales or dispositions occurring on or after January 1, 2019. Thus, to the extent we have FDAP Income or will have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), unitholders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

        Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

  Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required under Code Section 6031 to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  a statement regarding whether the beneficial owner is:

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  a person that is not a U.S. person;

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  a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

  •
  a tax-exempt entity;

  •
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  •
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required under Code Section 6031 to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by Code Section 6722 for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

  Accuracy-Related Penalties

        An additional tax equal to 20.0% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed under Code Section 6662. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10.0% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

  •
  for which there is, or was, "substantial authority"; or

  •
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

        A substantial valuation misstatement exists if (i) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150.0% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Code Section 482 is 200.0% or more (or 50.0% or less) of the amount determined under Code Section 482 to be the correct amount of such price, or (iii) the net Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10.0% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200.0% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40.0%. We do not anticipate making any valuation misstatements.

        In addition, the 20.0% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40.0%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

  Reportable Transactions

        If we were to engage in a "reportable transaction," we (and possibly you and others) would be required under Treasury Regulations under Code Section 6011 and related provisions to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

  •
  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties";

  •
  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

  •
  in the case of a listed transaction, an extended statute of limitations.

        We do not expect to engage in any "reportable transactions."

State, Local, Foreign and Other Tax Considerations

        In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We currently do business or own property in several states, most of which impose personal income taxes on individuals. Most of these states also impose an income or gross receipts tax on corporations and other entities. Moreover, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. A unitholder may be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections, Audits and Adjustments." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Baker Botts L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership, and disposition of debt securities will be set forth in the prospectus supplement relating to the offering of debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby through underwriters on a firm commitment basis.

        The prospectus supplement will set forth the terms of the offering and the method of distribution and will include the following information:

  •
  the names of any underwriters;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts, commissions and other items constituting compensation to underwriters;

  •
  any public offering price; and

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        If we utilize any underwriters in the sale of securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with the underwriters chosen for such sale at the time of sale to them. We will set forth the names of the underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specified liabilities, including liabilities under the Securities Act. The underwriters may also engage in transactions with or perform services for us in the ordinary course of business.

        The securities offered will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

        Other than our common units, which are listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

        Because the Financial Industry Regulatory Authority (FINRA) views our common units as interests in a direct participation program, any offering of common units pursuant to this registration statement will be made in compliance with FINRA Rule 2310.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

        Our outstanding common units are listed on the NYSE under the symbol "EQM" and any additional common units we issue will also be listed on the NYSE.

 LEGAL MATTERS

        In connection with particular offerings of the securities offered in this prospectus in the future, and if stated in the applicable prospectus supplements, the validity of the issuance of certain of the securities and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Baker Botts L.L.P. will also render an opinion on the material federal income tax considerations regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

 EXPERTS

        The consolidated financial statements of EQT Midstream Partners, LP as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, appearing in EQT Midstream Partners, LP's Annual Report on Form 10-K and the effectiveness of EQT Midstream Partners, LP's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of EQT Midstream Partners, LP's internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of Ernst & Young LLP as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's website at www.sec.gov. We also make available free of charge on our website at www.eqtmidstreampartners.com all materials that we file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

  •
  our Current Reports on Form 8-K filed on January 14, 2016 and March 17, 2016 (in each case to the extent filed and not furnished); and

  •
  the description of our common units in our Registration Statement on Form 8-A (File No. 001-35574) filed pursuant to the Securities Exchange Act of 1934 on June 18, 2012.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our internet website at www.eqtmidstreampartners.com, or by writing or calling us at the following address:

EQT Midstream Partners, LP
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Attention: Investor Relations
Telephone: (412) 553-5700

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates:

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
Miscellaneous		**

TOTAL	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled "Description of Our Partnership Agreement—Indemnification" discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference.

        Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under the limited liability company agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages or similar events:

  •
  EQGP, as the sole member of our general partner;

  •
  any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

  •
  any person who is or was a manager, member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner (other than us and our subsidiaries);

  •
  any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, manager, partner, fiduciary or trustee of another person; and

  •
  any other person designated by our general partner.

        Any indemnification under these provisions will only be out of our general partner's assets.

        We and our general partner have entered into indemnification agreements (the Indemnification Agreements) with our general partner's directors and executive officers (collectively, the Indemnitees).

        Under the terms of the Indemnification Agreements, we and our general partner have agreed to indemnify each Indemnitee, subject to certain conditions, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, ERISA excise taxes, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals (each, a Proceeding), in which the Indemnitee is involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that the Indemnitee is or was a director or officer of our general partner or is or was serving at the request of our general partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another entity. To the extent that a change in the laws of the State of Delaware permits greater indemnification or advancement of expenses than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

        In addition, under the terms of the Indemnification Agreements, we and our general partner have agreed to pay all expenses incurred by an Indemnitee in connection with any Proceeding pursuant to the above, prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee is not entitled to be indemnified.

        EQGP's partnership agreement and the limited liability company agreement of EQGP's general partner include indemnification provisions which are substantially similar to those under our partnership agreement and our general partner's limited liability company agreement, respectively, with respect to the directors and officers of EQGP's general partner, affiliates of EQGP's general partner, including us and our general partner, and other persons related to such entities as summarized above. Directors and executive officers of EQGP's general partner, some of which are directors and/or executive officers of our general partner, also have entered into indemnification agreements with EQGP and its general partner that are substantially similar to the Indemnification Agreements.

        Our general partner and EQGP's general partner have purchased insurance covering their respective officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or EQGP's general partner, as applicable, or any of their respective direct or indirect subsidiaries.

        Certain directors and officers of our general partner are also directors and/or officers of EQT. EQT's bylaws provide that it must indemnify to the fullest extent permitted by applicable law any person made, or threatened to be made, a party in any action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative), by reason of the fact that he is or was one of EQT's directors or officers or by reason of the fact that such director or officer, at EQT's request, is or was serving as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. EQT is not required to indemnify anyone in connection with any proceeding initiated by such person unless it was authorized by EQT's board of directors or is brought to enforce the right to indemnification.

        EQT has also entered into individual indemnification agreements with each of its directors and certain executive officers. These agreements indemnify these individuals to the fullest extent permitted by law against risks of claims and actions against them arising out of their service to and activities on behalf of EQT. EQT has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of EQT and its subsidiaries.

        We expect that any underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of us and our general partner, the officers and directors of our general partner and any person who controls us, including indemnification for liabilities under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us as set forth above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        (a)    Exhibits.    The following documents are filed as exhibits to this registration statement:

Exhibit No.			Description
1.1	*	—	Form of Underwriting Agreement.
4.1		—	Certificate of Limited Partnership of EQT Midstream Partners, LP (incorporated herein by reference to Exhibit 3.1 to Form S-1 Registration Statement (#333-179487) filed on February 13, 2012).
4.2		—
First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated as of July 2, 2012 (incorporated herein by reference to Exhibit 3.2 to Form 8-K (#001-35574) filed on July 2, 2012).
4.3		—
Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated as of July 24, 2014 (incorporated herein by reference to Exhibit 3.1 to Form 10-Q (#001-35574) for the quarterly period ended June 30, 2014).
4.4		—
Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated as of July 23, 2015 (incorporated herein by reference to Exhibit 3.1 to Form 10-Q (#001-35574) for the quarterly period ended June 30, 2015).
4.5		—	Certificate of Formation of EQT Midstream Services, LLC (incorporated herein by reference to Exhibit 3.3 to Form S-1 Registration Statement (#333-179487) filed on February 13, 2012).
4.6		—
Third Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC, dated as of May 15, 2015 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (#001-35574) filed on May 15, 2015).
4.7		—
Indenture, dated as of August 1, 2014, by and among EQT Midstream Partners, LP, as issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K (#001-35574) filed on August 1, 2014).
4.8	†	—	Form of Subordinated Indenture of EQT Midstream Partners, LP.
5.1	†	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.
8.1	†	—	Opinion of Baker Botts L.L.P. relating to tax matters.
12.1	†	—	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1	†	—	Consent of Ernst & Young LLP.

Exhibit No.			Description
23.2	†	—	Consent of Baker Botts L.L.P. (contained in Exhibits 5.1 and 8.1).
24.1	†	—	Power of Attorney (included on the signature page hereof).
25.1	†	—	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Senior Indenture dated as of August 1, 2014 of EQT Midstream Partners, LP.
25.2	**	—	Form T-1 Statement of Eligibility with respect to the form of Subordinated Indenture of EQT Midstream Partners, LP.

*
To be filed as an exhibit to a Current Report on Form 8-K of the registrant.

**
To be filed under the electronic form type 305B2 pursuant to the Trust Indenture Act of 1939, as amended.

†
Filed herewith.

Item 17.    Undertakings.

           I.  The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          II.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        III.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in

Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         IV.  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the Act), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 30, 2016.

EQT MIDSTREAM PARTNERS, LP
By:	EQT Midstream Services, LLC, its general partner
By:	/s/ ROBERT J. MCNALLY
	Name:	Robert J. McNally
	Title:	Senior Vice President and Chief Financial Officer

 POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David L. Porges, Robert J. McNally and Lewis B. Gardner, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ DAVID L. PORGES David L. Porges	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 30, 2016
/s/ ROBERT J. MCNALLY Robert J. McNally	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2016
/s/ THERESA Z. BONE Theresa Z. Bone	Vice President, Finance and Chief Accounting Officer	June 30, 2016
/s/ JULIAN M. BOTT Julian M. Bott	Director	June 30, 2016
/s/ MICHAEL A. BRYSON Michael A. Bryson	Director	June 30, 2016
/s/ PHILIP P. CONTI Philip P. Conti	Director	June 30, 2016
/s/ RANDALL L. CRAWFORD Randall L. Crawford	Director	June 30, 2016
/s/ LEWIS B. GARDNER Lewis B. Gardner	Director	June 30, 2016
/s/ LARA E. WASHINGTON Lara E. Washington	Director	June 30, 2016

INDEX TO EXHIBITS

Exhibit No.			Description
1.1	*	—	Form of Underwriting Agreement.
4.1		—	Certificate of Limited Partnership of EQT Midstream Partners, LP (incorporated herein by reference to Exhibit 3.1 to Form S-1 Registration Statement (#333-179487) filed on February 13, 2012).
4.2		—
First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated as of July 2, 2012 (incorporated herein by reference to Exhibit 3.2 to Form 8-K (#001-35574) filed on July 2, 2012).
4.3		—
Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated as of July 24, 2014 (incorporated herein by reference to Exhibit 3.1 to Form 10-Q (#001-35574) for the quarterly period ended June 30, 2014).
4.4		—
Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated as of July 23, 2015 (incorporated herein by reference to Exhibit 3.1 to Form 10-Q (#001-35574) for the quarterly period ended June 30, 2015).
4.5		—	Certificate of Formation of EQT Midstream Services, LLC (incorporated herein by reference to Exhibit 3.3 to Form S-1 Registration Statement (#333-179487) filed on February 13, 2012).
4.6		—
Third Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC, dated as of May 15, 2015 (incorporated herein by reference to Exhibit 3.1 to Form 8-K (#001-35574) filed on May 15, 2015).
4.7		—
Indenture, dated as of August 1, 2014, by and among EQT Midstream Partners, LP, as issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K (#001-35574) filed on August 1, 2014).
4.8	†	—	Form of Subordinated Indenture of EQT Midstream Partners, LP.
5.1	†	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.
8.1	†	—	Opinion of Baker Botts L.L.P. relating to tax matters.
12.1	†	—	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1	†	—	Consent of Ernst & Young LLP.
23.2	†	—	Consent of Baker Botts L.L.P. (contained in Exhibits 5.1 and 8.1).
24.1	†	—	Power of Attorney (included on the signature page hereof).
25.1	†	—	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Senior Indenture dated as of August 1, 2014 of EQT Midstream Partners, LP.
25.2	**	—	Form T-1 Statement of Eligibility with respect to the form of Subordinated Indenture of EQT Midstream Partners, LP.

*
To be filed as an exhibit to a Current Report on Form 8-K of the registrant.

**
To be filed under the electronic form type 305B2 pursuant to the Trust Indenture Act of 1939, as amended.

†
Filed herewith.